CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 12, 1998, accompanying the financial statements and schedules included in the Annual Report of Jefferson Bank Cash or Deferred Savings Plan on Form 11-K for the year ended December 31, 1997. We consent to the inclusion of said report in the Registration Statement of JeffBanks, Inc. (Formerly State Bancshares, Inc.) on Form S-8 (File No. 33-80654, effective June 23, 1994).




/s/GRANT THORNTON LLP

Philadelphia, Pennsylvania
July 13, 1998